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                                                                   EXHIBIT 99(d)
                              USLIFE COPRORATION

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby (1) acknowledges receipt of the Notice of the Special Meeting of Shareholders of USLIFE Corporation, a New York corporation (the Corporation), to be held on June 17, 1997, at 10:30 a.m., local time (Special MeetingO) at Pace University, Schimmel Center Auditorium, Spruce Street, New York, New York, and the Joint Proxy Statement/Prospectus in connection therewith, and (2) appoints Gordon E. Crosby, Jr., Christopher S. Ruisi and Richard G. Hohn as Proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock in the Corporation which the undersigned is entitled to vote as of May 5, 1997, the record date, at the Special Meeting or any adjournment thereof, upon the matter referred to below, and upon any and all other matters which properly may be brought before the meeting.

    The Board of Directors unanimously recommends a vote "FOR" Proposal 1.

                                      (Continued and to be signed on other side)

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WHEN OK TO PRINT-
REMOVE ALL RED ITEMS

                           US LIFE CORPORATION             Please mark    [X]
                                                           your votes
                      NO TEXT PRINTING IN THIS AREA        as indicated


                                                PLEASE SIGN, DATE AND MAIL
                                                THIS PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE.


1.  PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND
    PLAN OF MERGER, DATED AS OF FEBRUARY 12 1997, BY
    AND AMONG AMERICAN GENERAL CORPORATION, TEXAS STARS
    CORPORATION AND USLIFE CORPORATION, AND THE TRANSACTIONS
    CONTEMPLATED THEREBY.

                 FOR         AGAINST        ABSTAIN
                 [  ]         [  ]            [  ]

2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this Proxy will be voted FOR Item 1.

NO TEXT PRINT IN THIS ADDRESS AREA

Please sign exactly as name appears below. When shares are held by joint tenants both should sign. When signing as attorney, or as executor, administrator, trustee or guardian, please give full title. If a corporation please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     ---------------------------
                                                                Signature

                                                     ---------------------------
                                                       Signature if held jointly

                                                     Dated: ______________, 1997

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